Exhibit 99.1

Scientific Games Statement on Liquidity and Cost Savings Measures

Company Has A Strong Liquidity Position — Cut More Than $100 million in Quarterly Costs

LAS VEGAS – April 14, 2020 – Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today stated that it has a strong liquidity position and has already cut more than $100 million in quarterly costs. The company has drawn approximately $480 million under its Revolving Credit Facilities to give it maximum flexibility during these difficult times.  The Company believes that the proceeds from these borrowings, when combined with cash on hand (which was approximately $200 million as of March 31, 2020), allow it to take advantage of opportunities to strengthen the business as the industry begins to recover.  SciPlay, in which the Company has an 82% interest, also has a strong liquidity position with cash on hand of approximately $130 million as of March 31, 2020, no outstanding debt and $150 million available under its Revolving Credit Facility.

The Company anticipates that the operational and capital cost-saving measures it has already implemented, together with additional measures now being implemented, will reduce its quarterly costs in Q2 by over $100 million.  The workforce cost reductions implemented by the Company, including hour and pay reductions, furloughs, and reductions in force, are expected to result in more than $50 million in cost savings in Q2, while capital expenditures in Q2 are expected to be approximately $50 million lower than previously planned.  For 2020 as a whole, the Company now anticipates that capital expenditures will be in the range of $210-240 million, as compared to the $300-330 million estimate set forth in the release accompanying our 2019 10-K.  The Company plans additional cost saving initiatives, including reductions in other operating expenses, that will lead to further potential savings.

Scientific Games CEO Barry Cottle said: “We continue to reduce our costs so that that we can position our Company to be an even stronger competitor as the industry begins to recover.  We remain committed to providing our best in class products and services to our customers across lottery, iGaming, sports betting and land-based casinos while innovating for the future.  The diversity of our business, serving customers across the industry and around the globe, gives us unique strength in these challenging times.”

© 2020 Scientific Games Corporation. All rights reserved.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Scientific Games offers the gaming industry’s broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

Media Inquiries:
Media@scientificgames.com

Forward-Looking Statements
In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 18, 2020 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.